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                                                                   Exhibit 10.10

                  FIFTH AMENDMENT TO CREDIT AGREEMENT


     This Fifth Amendment to Credit Agreement ("Amendment") dated as of November 13, 1997 by and among Roy F. Weston, Inc. ("Weston"); the Subsidiaries of Weston listed on the signature pages hereto (Weston and such Subsidiaries are sometimes referred to individually as a "Borrower" and collectively as the "Borrowers"); CoreStates Bank, N.A. ("CoreStates"), First Union National Bank, successor by merger to First Fidelity Bank, N.A., ("First Union") and PNC Bank, National Association ("PNC") (CoreStates, First Union and PNC are each referred to individually as a "Bank" and collectively as the "Banks"); and CoreStates Bank, N.A., as agent for the Banks hereunder (the "Agent").

                               BACKGROUND

     A. Borrowers, Banks and Agent are currently parties to a certain Credit Agreement dated March 18, 1994, as amended from time to time ("Credit Agreement") whereby Banks established a credit facility under which loans and letters of credit were made available from time to time for the benefit of Borrowers. All capitalized terms used herein without further definition shall have the meanings ascribed thereto in the Credit Agreement.

     B. Borrowers and Banks have agreed upon certain modifications to the financing arrangements set forth in the Credit Agreement and desire to set forth their understandings in writing in this Amendment.

     NOW, THEREFORE, the parties hereto, with the foregoing Background incorporated by reference, intending to be legally bound, promise and agree as follows:





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    1. Status of Current Facility.  Borrowers and Banks acknowledge and agree that as of the date hereof there are no outstanding Loans and the aggregate face amount of all outstanding Letters of Credit (the "Outstanding Letters of Credit") is $5,786,002.42 (each of which outstanding Letters of Credit is set forth on Schedule 1 attached hereto and made part hereof). Borrowers acknowledge and agree that each of them is unconditionally obligated, without setoff, defense, deduction or counterclaim, to reimburse Banks with respect to any and all drawings which may from time to time be made with respect to the Letters of Credit.

    2. Amendments.

     2.1 The Credit Agreement is hereby amended by deleting clause (A) in the definition of both "Commitment Termination Date" and "Maturity Date" in Section
1.01 thereof and replacing such clause with the following:
                 "(A) January 15, 1998."

     2.2 The Credit Agreement is hereby amended to reduce the definition of "Total Commitments" contained in Section 1.01 thereof from $25,000,000 to $8,857,035; provided, however, that the "Total Commitments" shall be further reduced by the amount of the face amount of each Outstanding Letter of Credit, other than the Specified Credit (as defined in Section 3.4 below), which expires or is returned to Agent.

     2.3 The Credit Agreement is hereby amended by modifying Subsection 2.02(A) thereof to provide that outstanding Line Advances made after the date hereof shall not at any time exceed $3,000,000, and in no event may any Line Advances be requested or made available unless Borrowers have demonstrated to Agent's reasonable satisfaction that they have no other cash on


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hand or investments not otherwise pledged or restricted as set forth, or as otherwise described,  on Schedule 2.3 attached hereto.

     2.4 The Credit Agreement is hereby amended by modifying Section 2.01 thereof to provide that additional Letters of Credit may only be issued after the date hereof under the Credit Agreement (i) if the Specified Credit (as defined in Section 3.4 below) has been canceled and returned to the Agent, in which case, additional Letters of Credit may be issued provided that each such Letter of Credit is fully collateralized with additional Pledged Collateral (of the kind described in Section 3.2 below) in the amount of such Letter of Credit, or (ii) if the Specified Credit has not been canceled and returned to the Agent, then additional Letters of Credit may be issued provided that the aggregate face amount of all such issued and outstanding Letters of Credit plus the amount of outstanding Line Advances shall not at any time exceed $3,000,000. Notwithstanding any other provision hereof, in no event shall the aggregate face amount of all Letters of Credit issued after the date hereof and outstanding at any one time exceed $3,000,000.

     2.5 The Credit Agreement is hereby further amended to provide that all Loans which may be outstanding under the Credit Agreement after the date hereof shall be Base Rate Loans and that no LIBOR Loans shall hereafter be available.

     2.6 Section 5.05(A) of the Credit Agreement is hereby amended by deleting clauses (5), (6), (8) and (9) thereof in their entirety and replacing only clause (5) with the following:
                  (5) [t]he interests in computer and office equipment hereafter acquired by any Borrower which is/are the subject of capitalized leases and/or operating leases representing an aggregate equipment cost not to exceed $2,000,000,

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     2.7 Section 5.14 of the Credit Agreement is hereby amended by deleting clause (E) in its entirety.

     2.8 Section 5.16 of the Credit Agreement is hereby amended by deleting clause (2) in its entirety and replacing it with the following:

                  (2) So long as no Event of Default has occurred and is continuing or would occur after giving affect thereto, (a) the sale of TIS-5 (a transportable rotary kiln hazardous waste incineration system); (b) the sale and subsequent leaseback (by way of an operating lease) of specified computer equipment (with a book value not to exceed $1,300,000); and (c) the sale of other assets in the ordinary course of Borrowers' business, provided that the proceeds (cash and noncash) of all such sales are reasonably equivalent to the fair market value of such assets at the time of sale and that the aggregate amount of the proceeds from all such sales from the date hereof through the Maturity Date shall not exceed $500,000;

     2.9 Section 5.23 of the Credit Agreement is hereby amended by deleting clause (g) thereof in its entirety.

     2.10 Section 5.24 of the Credit Agreement is hereby amended by deleting clause (C) thereof in its entirety and deleting clause (D) in its entirety and replacing it with the following:

                  (D) other loans from time to time in the ordinary course of Borrowers' business to a joint venture(s) in which a Borrower holds at least a 50% equity interest not exceeding the principal sum of $500,000 in the aggregate as to all such loans.

     2.11 Section 5.26 of the Credit Agreement is hereby amended by deleting clause (4) thereof and replacing it with the following:

                  (4) Indebtedness created to finance the acquisition of the property hereafter acquired by any Borrower as permitted pursuant to Section 5.05(A)(5) hereof.

     2.12 Section 6.01 of the Credit Agreement is hereby amended by deleting clause (E) in its entirety and replacing it with the following:


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            (E)  If any Borrower shall fail to perform, comply
                 with or observe any other term, covenant or agreement contained in this Agreement on its part to be performed, complied with or observed; provided however that with respect to any Borrower's failure to perform, comply with, or observe the covenants contained in Sections 5.02, 5.03, 5.04, 5.08, 5.10, 5.15 and 5.22 above, Borrowers shall have 15 days from the earlier to occur of (1) any Borrower's having knowledge of the occurrence of such failure to perform, comply with, or observe any of such covenants or (2) Agent's giving such Borrower notice of such occurrence to remedy such failure.

     2.13 The Credit Agreement is hereby amended to add a new clause (i) to
Section 5.23 of the Credit Agreement to read as follows:

                 "Bonds issued by corporations incorporated under
            the laws of the United States of America with an investment grade of AA or better as determined by Moody's or S&P."

     2.14 The Credit Agreement is further amended to provide that in no event may Borrowers lease equipment (whether through a capitalized lease or operating lease) except as specifically permitted by Section 5.05(A)(5) of the Credit Agreement, as amended.

3. Collateral.

     3.1 As collateral security for all existing and future obligations and liabilities of Borrowers to Banks, whether Line Advances, reimbursement obligations with respect to Letters of Credit, or otherwise, principal, interest, fees or expenses, and whether due or to become due, matured or contingent, joint or several, (collectively, the "Bank Obligations"), each Borrower hereby grants to Agent, for the pro rata benefit of Banks, a security interest in and to all of its existing and future accounts receivable, together with all books and records related thereto, and all proceeds thereof.
Borrowers represent and warrant that no other Person holds any lien or security interest in any of any Borrower's existing or future accounts receivable (other than Reliance Insurance Company [or its affiliates] which has issued a surety bond or bonds on behalf of a Borrower on the projects listed on Schedule 3.1 attached hereto ["Surety Projects"] and by


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reason of such bond asserts a prior interest by right of subrogation in and only in those receivables arising from the Surety Projects and a security interest [which Borrowers believe to be presently unperfected] in all other existing and future accounts receivable of Borrowers) and covenant and agree that they shall not grant or permit to exist any lien or security interest in favor of any other Person in any of any Borrower's existing or future accounts receivable. Borrowers do not believe financing statements have been executed on behalf of Borrowers in favor of the above-described sureties and agree that they will not execute financing statements in favor of such sureties unless Agent has notified Borrowers that Agent has received an intercreditor agreement from such sureties acceptable to Agent as required by paragraph 10.3 below.

     3.2 As collateral security for the Bank Obligations, Borrowers hereby pledge, assign and grant a security interest to Agent for the pro rata benefit of Banks in and to unrestricted cash and investment property of the type listed in Section 5.23 of the Credit Agreement (excluding clause (f) therein) totaling on the date hereof and at all times hereafter $5,500,000, which cash and investment property ("Pledged Collateral") shall be held in a segregated account with Delaware Trust Capital Management or such other Person acceptable to Agent ("Securities Depository") subject to the terms hereof and to a Pledge Agreement to be executed and delivered to Agent contemporaneously herewith by each Borrower having an interest in any such Pledged Collateral. Borrowers shall also cause the Securities Depository to execute and deliver to Agent a Control Agreement acceptable to Agent with respect to the handling and disposition of any such Pledged Collateral.

     3.3 Borrowers and Banks acknowledge that notice of nonrenewal or request for cancellation has been sent or will be sent promptly after the date hereof to the beneficiaries of those Letters of Credit listed on Schedule 3.3 attached hereto and made part hereof ("Noticed


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Credits").  To the extent that any or all of the Noticed Credits are not canceled and returned to Agent prior to November 15, 1997, additional Pledged Collateral shall on such date be pledged to Agent under the same terms and conditions as the Pledged Collateral granted to Agent contemporaneously herewith, in dollar amount equal to the aggregate face amount of all Noticed Credits not so returned.

     3.4 Borrowers agree to use their best efforts to obtain the cancellation and return as soon as possible of that certain Letter of Credit No. 519867 in the original face amount of $3,006,700 ("Specified Credit") issued by Agent under the Credit Agreement. If the Specified Credit or any other Outstanding Letter of Credit, other than the Noticed Credits, is canceled and returned to Agent, or reduced (evidenced by a writing acceptable to Agent), Pledged Collateral in the amount of each such Letter of Credit so returned or the amount of the reduction of each such Letter of Credit shall be returned to Borrowers so long as no Event of Default is then outstanding under the Credit Agreement.

     3.5 Borrowers represent and warrant that the chief executive office of each Borrower is located on Schedule 3.5 attached hereto and made part hereof. Borrowers covenant that such office shall not be changed without at least 20 days prior written notice to Agent.

     3. Collateral Audit. Agent shall be entitled to engage an independent accounting or auditing firm to complete a collateral audit of Borrowers' accounts receivable (the scope of which is to be determined by Agent), which audit is to be completed by November 21, 1997 and is to be performed at Borrowers' sole expense, it being anticipated that the cost of such audit should be approximately $10,000.00 plus expenses. Agent shall endeavor to give notice to Borrowers if the cost of such audit will exceed the foregoing amount, provided that Agent's failure to give such


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notice shall not result in any liability on the part of Agent and/or Banks nor shall it relieve Borrowers of their obligation to pay for the entire cost of such audit.

    4. Consultant. So long as the Bank Obligations remain outstanding, Borrowers shall continue to engage Coopers & Lybrand, or such other consultant as Borrowers may select who may be reasonable acceptable to Banks, to assist Borrowers in connection with their finances and business operations.

     5. Business Plan. Promptly following the execution and delivery of this Amendment, Borrowers, with the assistance of their independent consultant, shall begin development and shall thereafter diligently work on completion of a comprehensive business plan for their next fiscal year, which shall be delivered to Agent on December 15, 1997.

     6. Additional Reporting Requirements.

     7.1 Borrowers shall, with the assistance of their independent consultant, prepare and deliver to Agent, contemporaneously herewith, a 13-week cash flow projection. Borrowers, with the assistance of their independent consultant, shall update the projection monthly, on a rolling basis as of the first Friday of each calendar month or more frequently if requested by Agent to include the upcoming 13 week period. In addition, Borrowers shall deliver to Agent, and each Bank, weekly, on Friday of each week, the actual cash flow results with a comparison to the projections, for the week immediately preceding the week in which such results are delivered.

     7.2 In addition to all other reports required to be provided by Borrowers to Agent, Borrowers shall forward to Agent, and each Bank, (a) internally prepared monthly financial statements within 30 days following the end of each calendar month, and (b) quarterly reporting, to be prepared with the assistance of Borrowers' independent consultant, to include an


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operating review of each of Borrowers' divisions, with comparison of actual to projections, utilization rates, multipliers and backlog.

    7. Waivers. Borrowers represent and warrant that these Events of Default listed on Schedule 8 attached hereto and made part hereof are presently outstanding under the Credit Agreement ("Existing Events of Default"). In consideration of the amendments and undertakings set forth in this Amendment, Banks agree to (a) waive the Existing Events of Default and (b) suspend for the period of October 1, 1997 through January 15, 1998 the measurement of those covenants set forth in Section 5.17 (Net Worth) and Section 5.20 (Cash, Cash Equivalents and Marketable Securities) of the Credit Agreement. No waiver or covenant suspension set forth in this paragraph shall apply to any period or provision other than as expressly set forth above and nothing herein contained shall obligate Banks to extend or provide any additional waiver or covenant suspension.

    8. Amendment Fee. In consideration of the amendments and undertakings set forth herein, Borrowers shall pay to Agent, for the ratable benefit of each Bank in accordance with each Bank's respective Commitment Percentage, a fully earned, nonrefundable amendment fee of $39,365, due and payable contemporaneously with the execution hereof.

    9. Miscellaneous.

     10.1 Each Borrower represents and warrants to the Banks and Agent that it has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment and the Pledge Agreement. This Amendment and the Pledge Agreement are, or when executed by the Borrowers and delivered to the Agent will be, fully executed and constitute valid and legally binding obligations of the Borrowers, enforceable against each Borrower in accordance with their respective terms. Each Borrower hereby ratifies, confirms and restates each



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of the representations and warranties of the Borrowers set forth in
Article IV of the Credit Agreement as being true and correct on the date hereof, except as modified by the Fourth Amendment and Joinder to Credit Agreement dated as of March 28,1997, and as set forth on Schedule 10.1 attached hereto. Also included on Schedule 10.1 is a list of all outstanding guarantees issued by any Borrower for the account of any other Person.

     10.2 As a condition to the effectiveness of this Amendment, the Borrowers shall cause to be delivered to Agent (for the benefit of Banks) the following (all to be in form and substance satisfactory to Agent and its counsel);
     (a) this Amendment, fully executed by each of the Borrowers, Banks and Agent;
     (b) the Pledge Agreement, fully executed by the Borrowers;
     (c)  the Control Agreement, executed by the Securities Depository;
     (d) a certificate from the secretary of each Borrower (i) certifying true and correct copies of the applicable Borrower's corporate resolutions authorizing the execution, delivery and performance of this Amendment and the Pledge Agreement and, (ii) certifying that no amendment, replacement or termination of the Articles of Incorporation and Bylaws (or any portion thereof) of each Borrower which accompanied the secretary's certificate dated March 28, 1997 (which accompanied execution of the Fourth Amendment and Joinder to Credit Agreement ("Fourth Amendment")) has occurred (other than amendments not affecting the power or authority of any Borrower to execute, deliver or perform under this Amendment) and that the new Incumbency Certificates for each Borrower delivered to Agent in connection with this Amendment are unchanged and in effect;



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     (e)  an opinion of counsel from counsel to each of the Borrowers;
     (f) a copy of draft internally prepared September 30, 1997 financial statements for Borrowers (reflecting covenant compliance except as set forth on Schedule 8 attached hereto);
     (g) current projections of fourth quarter 1997 financial performance;
     (h) cash flow projection as required by paragraph 7.1 above; and
     (i)  payment of (1) the Amendment Fee referenced in paragraph 9 above and
          (2) the Commitment Fee due for the period of July 1, 1997 through the date hereof in the agreed amount of $10,635, in good cleared funds.
     10.3 As a precondition to the making of any Line Advances or the issuing of any additional Letters of Credit, Borrowers shall cause to be delivered to Agent an intercreditor/subordination agreement from Reliance Insurance Company and each other entity, if any, who has or may issue surety bonds in conjunction with the Surety Projects, in form and substance satisfactory to Agent and its counsel, pursuant to which such entities shall subordinate all liens and security interests they may have in and to the Collateral described in Section 3 hereof other than those accounts receivable of Borrowers relating directly to the Surety Projects.
     10.4 This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.



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     10.5 This Amendment and the documents, instruments and agreements executed and delivered pursuant hereto constitute the entire agreement among the parties relating to the specific subject matter contained in this Amendment.
     10.6 This Amendment shall amend and is incorporated into the Credit Agreement. In the event of any express inconsistency between the terms hereof and the terms of the Credit Agreement, the terms hereof shall control. Except as expressly amended by this Amendment, all of the terms and conditions of the Credit Agreement remain in full force and effect.
______________________________________________________________________________


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     IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to Credit
Agreement to be executed by their respective duly authorized officers as of the date first above written.
                                          ROY F. WESTON, INC.


   Attest:___________________             By:_______________________________

                                          Name:_____________________________

                                          Title:____________________________

                                          ROY F. WESTON OF NEW YORK, INC.


   Attest:___________________             By:_______________________________

                                          Name:_____________________________

                                          Title:____________________________


                                          ROY F. WESTON (DELAWARE), INC.

   Attest:___________________             By: ______________________________

                                          Name:_____________________________

                                          Title:____________________________


                                          ROY F. WESTON (IPR), INC.

   Attest:___________________             By:_______________________________

                                          Name:_____________________________

                                          Title:____________________________





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                                          TRANS-THERMAL SYSTEMS, INC.

   Attest:___________________             By:_______________________________

                                          Name:_____________________________

                                          Title:____________________________


                                          ROY F. WESTON OF MISSOURI, INC.
                                          (f/k/a Roy F. Weston of Idaho,  Inc.)

   Attest:___________________             By:_______________________________

                                          Name:_____________________________

                                          Title:____________________________


                                          WESTON (A BUSINESS TRUST)

   Attest:___________________             By:_______________________________

                                          Name:_____________________________

                                          Title:____________________________


                                          WESTON ENVIRONMENTAL METRICS, INC.
                                          (f/k/a Weston-Gulf Coast, Inc.)

   Attest:___________________             By:_______________________________

                                          Name:_____________________________

                                          Title:____________________________


                                          WESTON INTERNATIONAL HOLDINGS, INC.

   Attest:___________________             By:_______________________________

                                          Name:_____________________________

                                          Title:____________________________





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                                          WESTON OF NEW JERSEY, INC.

   Attest:___________________             By:_______________________________

                                          Name:_____________________________

                                          Title:____________________________


                                          WESTON INTERACTIVE, INC.
                                          (A Delaware corporation)

   Attest:___________________             By:_______________________________

                                          Name:_____________________________

                                          Title:____________________________


                                          WESTON INTERNATIONAL INC.

   Attest:___________________             By:_______________________________


                                          Name:_____________________________

                                          Title:____________________________


                                          PNC BANK, NATIONAL ASSOCIATION

                                          By:_______________________________

                                          Name:_____________________________

                                          Title:______________________________


                                          FIRST UNION NATIONAL BANK

                                          By:_______________________________

                                          Name:_____________________________

                                          Title:____________________________


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                                          CORESTATES BANK, N.A.,
                                          (individually and as Agent)

                                          By:_______________________________

                                          Name:_____________________________

                                          Title:____________________________



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